BY-LAWS
                                       OF
                             CHINA BROADBAND CORP.

                   AMENDED AND RESTATED AS OF AUGUST 8, 2001



                              ARTICLE I - OFFICES

The principal office of the Corporation in the State of Nevada shall be located in the City of Reno. The Corporation may have such other offices, either within or without the State of Nevada as the Board of Directors may designate or as the business of the Corporation may require from time to time.

The registered office of the Corporation, may be maintained in the State of Nevada, but need not be identical with the principal office in the State of Nevada, and the address of the registered office may be changed from time to time by the Board of Directors.


                      ARTICLE II - MEETING OF SHAREHOLDERS

SECTION 1 - ANNUAL MEETINGS: (SECTION 7.01*)

The annual meeting of the shareholders of the Corporation shall be held on such day and at such time as shall be fixed by the Board of Directors, for the purpose of electing directors, and for transacting such other business as may properly come before the meeting.

Such date and time as shall be fixed by the Board of Directors for the annual meeting of the shareholders will, however, not contravene any federal, state or securities law.

Failure to hold an annual meeting at the time stated in or fixed in accordance with these Bylaws does not affect the validity of such corporate action.

SECTION 2- SPECIAL MEETINGS: (SECTION 7.02)

Special meetings of the shareholders may be called for any purpose or purposes, unless otherwise prescribed by statute, at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of not less than ten per cent (10%) of all shares of the Corporation then outstanding entitled to vote thereat, so long as such written request is signed by all shareholders mentioned herein, describes the purpose or proposes for which it is to be held and is delivered to the Corporation.

*Note: Unless otherwise stated in these Bylaws, all references to "Section" in these Bylaws refers to sections within the Model Business Corporation Act.


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SECTION 3 - PLACE OF MEETINGS: (SECTION 7.01)

The Board of Directors may designate any place, either within or without the State of Nevada as the place of meeting for any annual or for any special meeting called by the Board Of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Nevada.


SECTION 4 - NOTICE OF MEETINGS: (SECTION 7.05 & 7.06)

a) Written notice of each meeting of shareholders, whether annual or special, stating the time, date, hour of the meeting and place where it is to be held, and in the case of a special meeting, the purpose or purposes for which the meeting is called, (only business within the propose or purposes described in the notice of such special meeting may be conducted at any such shareholder meeting) shall, unless otherwise prescribed by law, be served either personally or by mail by or at the direction of the President or Secretary, or the officer or other person or persons calling the meeting, not less than ten or more than sixty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to the Business Corporation Act, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

b) Notice of any meeting need not be given to any person who may become a shareholder of record after mailing of such notice, to any shareholder who submits a signed waiver of notice either before of after such meeting, or to any shareholder who attends such meeting, in person or by proxy, and fails to object to lack of notice or defective notice of the meeting at the beginning of such meeting.

c) If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment. If a new record date for the adjoined meeting is or must be fixed by law, however, notice of the adjourned meeting must be given under this section of these Bylaws to person who are shareholders as of the new record date.


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SECTION 5 - QUORUM: (SECTION 7.25)

a) Except as otherwise provided herein, or by law, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation", at all shareholders' meetings, a majority of the shares of the Corporation entitled to vote thereat and represented at such meeting either in person or by proxy shall constitute a quorum. If less than a majority of the outstanding shares entitled to vote are represented at a shareholders' meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or presented, any business may be transacted which might have been transacted at the meeting as originally notice. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 6 - VOTING: (SECTION 7.04, 7.21 & 7.22)

a) Except as otherwise provided by statute or by the Articles of Incorporation, any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

b) Except as otherwise provided by statute or by the Articles of Incorporation, at each meeting of shareholders, each outstanding share of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation on each matter voted on at such shareholders' meeting.

c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so in person or by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his duly authorized attorney-in-fact which is sent to the Secretary or other officer or agent of the Corporation authorized to tabulate votes. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall not be valid until received by the Secretary, or other officer or agent authorized to tabulate votes at the meeting and shall be filed with the records of the Corporation. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent of the Corporation authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

d) Any action required or permitted to betaken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


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                        ARTICLE III - BOARD OF DIRECTORS

SECTION 1 - NUMBER. ELECTION AND TERM OF OFFICE: (SECTION 8.03 & 8.06)

a) The number of the directors of the Corporation shall be determined by shareholders (note: only one director is required by law) unless and until otherwise determined by vote of a majority of the entire Board of Directors.

b) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders or residents of the State of Nevada, shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

c) Each director shall hold office until the next annual meeting of the shareholders, and until his successor is elected and qualified, or until his prior death, resignation or removal.

SECTION 2 - DUTIES AND POWERS: (SECTION 8.01)

The business and affairs of the Corporation shall be managed by the Board of Directors.

SECTION 3 - ANNUAL AND REGULAR MEETINGS: NOTICE: (SECTION 8.20)

a) A regular annual meeting of the Board of Directors shall be held without any other notice than this Bylaw, immediately following and at the same place as the annual meeting of the shareholders at the place of such annual meeting of shareholders.

b) The Board of Directors, from time o time, may provide by resolution for the time and place, either within or without the State of Nevada for the holding of additional regular meetings without other notice than such resolution.

c) The Board of Directors may participate in any meeting of the Board or conduct such meeting through the use of any means of communication in which all Directors participating may simultaneously hear each other during the meeting. Any or all Directors participating by this means are deemed to be present and in person at such meeting.

SECTION 4 - SPECIAL MEETINGS: NOTICE: (SECTION 8.22 & 8.23)

a) Special meetings of the Board of Directors may be called by or at the request of the President or by one of the directors, or by any other officer or individual so specified by the Board, at such time and place as may be specified in the respective notices or waivers of notice thereof.

b) The person or person authorized to call such special meeting may fix any places, either within or without the State of Nevada as the place for holding any such special meeting called by them.


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c) Notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered by the telegraph company. A notice, or waiver of notice, except as required by Section 8 of this Article III, need not specify the purpose of the meeting.

d) Any Director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 5 - CHAIRPERSON:

At all meetings of the Board of Directors the Chairperson of the Board, if any and if present, shall preside. If there shall be no Chairperson, or he shall be absent, then the President shall preside, and in his absence, a Chairperson chosen by the Directors shall preside.

SECTION 6 - QUORUM AND ADJOURNMENTS: (SECTION 8.24)

A majority of the number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

SECTION 7 - MANNER OF ACTING: (SECTION 8.21 & 8.24)

a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

b) If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors unless the Articles of Incorporation or these Bylaws require the vote of a greater number of Directors.

c) A Director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

   i) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting;

  ii) his dissent or abstention from the action taken is entered in the minutes of the meeting; or


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 iii) he  delivers  written  notice of his  dissent or abstention to the presiding officer of the meeting before it adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

d) Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors and included in the minutes or filed with the corporate records reflecting the action taken. Any such action taken without a meeting shall be deemed effective when the last director signs the consent, unless the consent specifies a different effective date and such signed consent has the affect of a meeting vote and may be described as such in any document.

e) A director of the Corporation who is present at a meeting of the Board of Directors when a corporate action is taken is deemed to have assented to the action taken unless:

i) he or she objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting; ii) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or iii) he or she delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

SECTION 8 - VACANCIES: (SECTION 8.10)

a) Unless the Articles of Incorporation of the Corporation or these Bylaws provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from any increase in the number of Directors:

   i) the shareholders may fill the vacancy;
  ii) the Board of Directors may fill the vacancy; or
 iii) if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office.

b) If the vacant office was held by a Director elected by a voting group of shareholders, only the shareholders of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

c) A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.


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SECTION 9 - RESIGNATION: (SECTION 8.07)

Any director may resign at any time by delivering written notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

SECTION 10 - REMOVAL OF DIRECTORS BY SHAREHOLDERS AND DIRECTORS: (SECTION 8.08)

a) Any director may be removed with or without cause at any time by the shareholders of the Corporation at a special meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

b) Any director elected by a voting group of shareholders may be removed only by the shareholders of that voting group.

c) Any director may be removed for cause by action of the Board.

SECTION 11 - SALARY: (SECTION 8.11)

By resolution of the Board of Directors, each Director may be paid his/her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation thereof.

SECTION 12 - CONTRACTS: (SECTION 8.31)

No contract or other transaction between this Corporation and any other Corporation shall be voidable by the Corporation solely because of a director or directors' interest in a transaction if:

  i. the material facts of the transaction and the director or directors' interest was disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board or Directors or committee authorized or approved, or ratified the transaction;
 ii. the material facts of the transaction and the director or directors' interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction; or
iii. the transaction was fair to the Corporation.

Such interested Director or Directors may be counted in determining the presence of a quorum at such meeting. However, such interested director or directors may not be counted in determining a vote by the Board of Directors to ratify such contract or transaction in which such director or directors is/are interested.


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SECTION 13 - COMMITTEES: (SECTION 8.25)

The Board of Directors may, by resolution, authorize one or more committees and appoint members of the Board of Directors to serve on such committees with such powers and authority, to the extent permitted by law, as may be provided in such resolution. Sections 2, 3, 4, 6, and 7 of these Bylaws, governing authority of the Board of Directors, meetings, action without meetings, notice and quorum and voting requirements shall apply to committees and their members as well.

SECTION 14 - CONTRACTS:

The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 15 - LOANS:

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 16 - CHECKS, DRAFTS, ETC.:

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 17 - DEPOSITS:

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                             ARTICLE IV - OFFICERS

SECTION 1 - NUMBER. QUALIFICATIONS. ELECTION AND TERM OF OFFICE: (SECTION 8.40)

(a) The officers of the Corporation shall consist of a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer, and such other officers, including a Chairperson of the Board, as the Board from time to time may deem necessary, each of which is elected by the Board of Directors. Any Officer need not be a Director or shareholder of the Corporation. Any two or more offices may be held by the same person.


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(b) The officers of the Corporation shall be elected annually by the Board of
   Directors at the first meeting of the Board following each annual meeting of shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be possible.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his/her successor shall have been duly elected and shall have been qualified, or until his/her death, resignation or removal.

SECTION 2 - RESIGNATION: (SECTION 8.43)

Any officer may resign at any time by delivering written notice of such resignation to the Corporation. Such resignation shall become effective when delivered to the Corporation, unless such resignation specifies a later effective date. If such resignation is made effective a later date and the Corporation accepts the future effective date, the Corporations Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

SECTION 3 - REMOVAL: (SECTION 8.43)

The Board of Directors may remove any officer at any time with or without cause.

SECTION 4 - VACANCIES: (SECTION 8.43)

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or otherwise, may at any time be filled for the unexpired portion of the term by the Board of Directors.

SECTION 5 - DUTIES OF OFFICERS: (SECTION 8.41)

Each officer has the authority and shall perform the duties set forth in these Bylaws, and to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by the direction of an officer or officers authorized by the Board of Directors to prescribe the duties of officers.

SECTION 6 - PRESIDENT:

The President shall be the Principal Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He/she shall, when present, preside at all meetings of the shareholders of the Corporation and of the Board of Directors. He/She may sign, with the Secretary or any other proper Officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except incases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation, or shall be required by law to be


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otherwise signed or executed, and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 7 - VICE-PRESIDENTS:

In the absence of the President or in the event of his/her death, inability or refusal to act, the Vice-President or Vice-Presidents, in the order designated at the time of their election, or in the absence of any designation, in the order of their election, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors.

SECTION 8 - SECRETARY:

The Secretary shall:

(a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose;
(b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;
(c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized;
(d) keep a register of the post office address of each shareholder of the Corporation which shall be furnished to the Secretary by such shareholder.
(e) sign with the President, or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;
(f) have general charge of the stock transfer books of the Corporation; and
(g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors.

SECTION 9 - TREASURER:

The Treasurer shall:
(a) have charge and custody of and be responsible for all funds and securities of the Corporation;
(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries and shall be authorized by the Board of Directors; and
(c) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful


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   discharge  of his/her  duties in such sum and with such surety or sureties as the Board of Directors shall determine.

SECTION 10 - ASSISTANT SECRETARIES AND ASSISTANT TREASURERS:

The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President, certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general shall perform such duties a shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors.

SECTION 11 - SALARIES:

The salaries of the Officers shall be fixed from time to time by the Board of Directors.

SECTION 12 - CONTRACTS:

The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 13 - LOANS:

No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors.

SECTION 14 - CHECKS, DRAFTS, ETC.:

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 15 - SHARES OF OTHER CORPORATIONS: (SECTION 6.11)

The President, any Vice-President, or such other person as the Board of Directors may authorize may execute any proxy, consent, or right to vote possessed by the Corporation in shares of stock owned by the Corporation subject to the direction of the Board of Directors.


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                          ARTICLE V - SHARES OF STOCK

SECTION 1 - CERTIFICATE OF STOCK: (SECTION 6.25 & 6.26)

(a) The Board of Directors may authorize the Corporation to issue some or all of its shares with or without certificates. The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by:

    (i) the Chairman of the Board or the President or a Vice President; and

   (ii) the Secretary or any Assistant Secretary, and may bear the corporate seal or a facsimile thereof. The signatures of such Officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of is employees and such certificates shall remain valid if the person who signed such certificate no longer holds office when the certificate is issued. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that incase of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

(b) No certificate, if any, representing shares shall be issued until the full amount of consideration therefore has been paid, except as otherwise permitted by law.

(c) The Board of Directors may authorize the issuance of certificates for fractions of a share, either represented by a certificate or uncertificated, which shall entitle the holder to exercise voting rights, receive dividends and participate in any assets of the Corporation in the event of liquidation, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

(d) The Board of Directors, from time to time, may authorize the issuance of some or all of the shares of the Corporation of any or all of its classes or series without certificates. (Such shares shall be known as "uncertificated shares"). Such authorization by the Board of Directors does not affect shares of the Corporation already represented certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or


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   transfer  of such  uncertificated  shares,  the  Corporation  shall  send the shareholder a written statement of the information required by law and these Bylaws on certificates of shares of the Corporation.

SECTION 2 - LOST OR DESTROYED CERTIFICATES: (SECTION 6.25)

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner claiming the certificate or shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificate, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 3 - TRANSFERS OF SHARES: (SECTION 6.27)

Upon surrender to the Corporation or the transfer agent of the Corporation a certificate, when such shares are certificated shares, for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto and to cancel the old certificate and record the transaction upon its books.

SECTION 4 - RECORD DATE: (SECTION 7.07)

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding seventy days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. A determination of shareholders of record entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment thereof, unless the directors fix a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If a court orders a meeting adjourned to a date more than 120 days after the date fixed for the original meeting, it may provide that the original record date continues in effect or it may fix a new record date. The record date for determining shareholders entitled to demand a special meeting or to act without a meeting is the date the first shareholder signs the demand.


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


SECTION 5 - SHAREHOLDERS' LIST: (SECTION 7.20)

The Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting, arranged by voting group, (and within each voting group by class or series of shares), and show the address of and number of shares held by each shareholder. Such shareholders' list must be available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, and any adjournment thereof at the Corporation's principal office or a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or attorney may, on written demand submitted to the Corporation inspect and copy such list during regular business hours and at his expense, during the period it is available for inspection.

                     ARTICLE VI - DIVIDENDS (Section 6.40)

Subject to applicable law, dividends may be declared and paid out of any funds available therefore, as often, in such amounts, and at such time or times as the Board of Directors may determine so long as the Corporation is able to pay its debts as they become due in the usual course of business and the Corporation's total assets exceed its liabilities once such dividend has been declared and paid.

                            ARTICLE VII- FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and altered if necessary, by the Board of Directors from time to time, subject to applicable law.


                  ARTICLE VIII- CORPORATE SEAL (Section 3.02)

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

              ARTICLE IX - WAIVER OF NOTICE (Section 7.06 & 8.23)

Whenever any notice is required to be given to any shareholder or Director of the Corporation under these Bylaws or under the law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                     ARTICLE X - AMENDMENTS (Section 10.20)

SECTION 1 - BY SHAREHOLDERS:

All Bylaws of the Corporation shall be subject to amend or repeal, and new by-laws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of Directors even though these Bylaws may also be amended or repeated by the Board of Directors.


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


SECTION 2 - BY DIRECTORS:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal Bylaws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the Bylaws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders or to amend or repeal a particular Bylaw which the shareholders stated, when passing such Bylaw, was not subject to amendment or repeal by the Board of Directors. If any Bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the Bylaw so adopted, amended or repealed, together with a concise statement of the changes made.

                          ARTICLE XI - INDEMNIFICATION

SECTION 1- INDEMNIFICATION

The corporation shall, unless prohibited by Nevada Law, indemnify any person (an "Indemnitee") who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be so involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including without limitation, any action, suit or proceeding brought by or in the right of the corporation to procure a judgment in its favor (collectively, a "Proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, against all Expenses and Liabilities actually and reasonably incurred by him in connection with such Proceeding. The right to indemnification conferred in this Article shall be presumed to have been relied upon by the directors, officers, employees and agents of the corporation and shall be enforceable as a contract right and inure to the benefit of heirs, executors and administrators of such individuals.

SECTION 2 - INDEMNIFICATION CONTRACTS

The Board of Directors is authorized on behalf of the corporation, to enter into, deliver and perform agreements or other arrangements to provide any Indemnitee with specific rights of indemnification in addition to the rights provided hereunder to the fullest extent permitted by Nevada Law. Such agreements or arrangements may provide (i) that the Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, must be paid by the corporation as they are incurred and in advance of the final disposition of any such action, suit or proceeding provided that, if required by Nevada Law at the time of such advance, the officer or director provides an undertaking to repay such amounts if it is ultimately determined by a court of competent jurisdiction that such individual is not entitled to be indemnified against such Expenses, (ii) that the Indemnitee shall be presumed to be entitled to indemnification under this


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Article or such agreement or arrangement and the corporation shall have the burden of proof to overcome that presumption, (iii) for procedures to be followed by the corporation and the Indemnitee in making any determination of entitlement to indemnification or for appeals therefrom, and (iv) for insurance or such other Financial Arrangements described in Section 3 of this Article, all as may be deemed appropriate by the Board of Directors at the time of execution of such agreement or arrangement.

SECTION 3 - INSURANCE AND FINANCIAL ARRANGEMENTS

The corporation may, unless prohibited by Nevada Law, purchase and maintain insurance or make other financial arrangements ("Financial Arrangements") on behalf of any Indemnitee for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. Such other Financial Arrangements may include (i) the creation of a trust fund, (ii) the establishment of a program of self-insurance, (iii) the securing of the corporation's obligation of indemnification by granting a security interest or other lien on any assets of the corporation, or (iv) the establishment of a letter of credit, guaranty or surety.

SECTION 4 - DEFINITIONS

For purposes of this Article:

Expenses. The word "Expenses" shall be broadly construed and, without limitation, means (i) all direct and indirect costs incurred, paid or accrued,
(ii) all attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, food and lodging expenses while traveling, duplicating costs, printing and binding costs, telephone charges, postage, delivery service, freight or other transportation fees and expenses, (iii) all other disbursements and out-of-pocket expenses, (iv) amounts paid in settlement, to the extent permitted by Nevada Law, and (v) reasonable compensation for time spent by the Indemnitee for which he is otherwise not compensated by the corporation or any third party, actually and reasonably incurred in connection with either the appearance at or investigation, defense, settlement or appeal of a Proceeding or establishing or enforcing a right to indemnification under any agreement or arrangement, this Article, the Nevada Law or otherwise; provided, however, that "Expenses" shall not include any judgments or fines or excise taxes or penalties imposed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other excise taxes or penalties.

Liabilities. "Liabilities" means liabilities of any type whatsoever, including, but not limited to, judgments or fines, ERISA or other excise taxes and penalties, and amounts paid in settlement.

Nevada Law. "Nevada Law" means Chapter 78 of the Nevada Revised Statutes as amended and in effect from time to time or any successor or other statutes of Nevada having similar import and effect.

This Article. "This Article" means Sections 1 through 4 of Articles 11 of these By-Laws or any portion of them.